Exhibit 99.1

New Relic Appoints RK Mahendran, Partner at HMI Capital, as Director

Company enters into cooperation agreement with Engaged Capital

Company announces plan to declassify Board of Directors

SAN FRANCISCO – June 25, 2021 – New Relic, Inc. (NYSE: NEWR), the observability company, today announced that it has appointed RK Mahendran, partner at HMI Capital Management L.P. (“HMI Capital”), the largest institutional shareholder in New Relic, to its Board of Directors, effective on June 24, 2021.

Additionally, the New Relic Board has determined to seek shareholder approval at its upcoming 2021 annual meeting for the declassification of the Board. If the approval is obtained, the Board will begin the de-staggering process at this year’s annual meeting and would be de-staggered fully in 2023.

Today’s announcement further advances New Relic’s Board refreshment efforts and reflects feedback from company shareholders, including Engaged Capital, LLC (“Engaged Capital”). As an independent director from the company’s largest institutional investor, Mahendran brings a unique perspective and deep software industry experience.

Commenting on Mahendran’s appointment, Hope Cochran, chair of the New Relic Board stated, “RK brings more than 10 years of deep software industry knowledge combined with investment and capital markets expertise to the New Relic Board. He will complement the Board’s significant experience across technology, software development, and financial operations and governance. Importantly, as a partner at HMI Capital, RK will also bring the valuable perspective of our largest institutional shareholder. We are excited to have RK join the Board and appreciate the support of Engaged Capital in this process.”

“I am excited to join the Board of Directors of New Relic and look forward to working with the Board to accelerate New Relic’s growth and further the company’s mission,” said Mahendran. “As committed long-term investors, we are very encouraged by the hard work already undertaken to transform the company and position it as the leader in observability. I am energized to partner with New Relic to successfully complete its transformation and help ensure the company creates extraordinary value for its employees, customers and shareholders.”
The company also announced that Michael Christenson has agreed to resign from the company’s Board. During his tenure as a director, Christenson also took on the operational role of New Relic’s president and chief operating officer from 2019 to 2021. In this position, he built out New Relic’s business strategy and operations, as well as the company’s executive bench to drive the execution of its strategic initiatives.

“I want to thank Mike for his significant contributions to New Relic over the years,” said Lew Cirne, founder & CEO of New Relic. “Mike has been instrumental in bringing new leaders to New Relic and we

Exhibit 99.1
are fortunate to have benefitted from his broad expertise in establishing a strong foundation for the future.”

Glenn W. Welling, founder and chief investment officer at Engaged Capital, stated: “The changes being announced today are important steps in New Relic’s transformation. We are impressed with the openness and dedication to positive change that the Board has exhibited. With a new CEO, a refreshed Board, and a demonstrated commitment to improving its corporate governance, we are highly confident that the foundation has been set for New Relic to thrive. We look forward to continuing to work closely with the management and Board to build value at New Relic.”

In addition to the foregoing matters, New Relic and Engaged Capital have entered into a cooperation agreement. In connection with the cooperation agreement, Engaged Capital has agreed to customary standstill and voting commitments. The full agreement between New Relic and Engaged Capital will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

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About RK Mahendran
Radhakrishnan (RK) Mahendran currently serves as Partner, Software Sector Head, and Member of the Investment Committee at HMI Capital Management, L.P. Prior to joining HMI Capital in 2014, RK worked at Thomas H. Lee Partners, a leading private equity firm based in Boston, and at Goldman Sachs within their Investment Banking Division. RK graduated from the University of Texas at Austin with a BBA in 2009. RK serves as Board President of the San Francisco Education Fund, a non-profit in SF supporting underserved public-school students.

About New Relic
The world’s best engineering teams rely on New Relic to visualize, analyze and troubleshoot their software. New Relic One is the most powerful cloud-based observability platform built to help organizations create more perfect software. Learn why developers trust New Relic for improved uptime and performance, greater scale and efficiency, and accelerated time to market at newrelic.com.

About Engaged Capital
Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages approximately $1.5B of assets and its efforts and resources are dedicated to a single investment style, “Private Equity Investing in Public Markets'' with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

About HMI Capital
HMI Capital is an investment management firm with a long-term perspective seeking to invest in the highest-quality growth businesses globally. Based in San Francisco and backed by long-duration capital from some of the country’s leading endowments, foundations and family offices, HMI has over $4 billion under management. HMI’s team holds deep domain expertise driven by 20+ years of direct experience investing in the fintech/financial services, internet and software sectors. The firm has a global mandate to invest in best-in-class franchises (both public and private) across the capital structure. Holding a

Exhibit 99.1
concentrated portfolio allows HMI to focus and provide more effective partnerships with its portfolio companies and their management teams.

Forward-Looking Statements
This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the appointment of RK Mahendran, the experiences and value that Mr. Mahendran will bring to the Board and New Relic, anticipated approval at the upcoming annual meeting on the proposal regarding declassification of the Board, expectations around the de-staggering process, the resignation of Mr. Christenson and any anticipated effects on the Company’s business, market position and growth. The achievement or success of the matters covered by such forward-looking statements are based on New Relic’s current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause New Relic’s actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement. Further information on factors that could affect New Relic’s financial and other results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, including in New Relic’s most recent Form 10-K, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC's website at www.sec.gov. New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Contact
Peter Goldmacher
New Relic, Inc.
+1 (503) 336-9280
IR@newrelic.com

Media Contact
New Relic, Inc.
PR@newrelic.com

Engaged Capital Media Contact:
Gagnier Communications
Dan Gagnier
+1 (646) 569-5897
dg@gagnierfc.com